EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Emerson Electric Co.:


We consent to the use of our report incorporated herein by reference. Our report on the consolidated financial statements of Emerson Electric Co. as of September 30, 1997 and 1996 and for each of the years in the three year period ended September 30, 1997 refers to a change in accounting for post-employment benefits.

                                        KPMG Peat Marwick LLP


St. Louis, Missouri
February 26, 1998